Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Amber Wallace

EVP, Chief Retail & Marketing Officer

330-702-8427

awallace@farmersbankgroup.com

Farmers National Banc Corp. Announces New

1,000,000 Share Repurchase Program

March 1, 2023 CANFIELD, Ohio – Farmers National Banc Corp., (NASDAQ: FMNB) Canfield, Ohio, announced today that its Board of Directors has approved a share repurchase program under which the Company is authorized to repurchase up to 1,000,000 shares of its common stock exclusive of any fees, commissions or other expenses (the “Program”). Repurchases under the Program will be made periodically depending on market conditions and other factors.

Kevin J. Helmick, President and CEO, stated, “We remain focused on allocating capital to support our growth strategies, dividend policy, and share repurchase programs. To date in 2023, we have repurchased approximately $5.0 million of our common stock. In addition, since 2018, when we paid out $0.38 per share in annual dividends, our annual dividend per share has grown to an annualized amount of $0.68. The repurchases and growth in our dividend reflect our strong financial position and performance, and our longstanding commitment to creating sustained value for our shareholders.”

The Program may be modified, suspended, or terminated by the Company at any time. The Program supersedes the Company’s prior share repurchase program approved in 2019, which authorized the purchase of up to 1,500,000 shares of Common Stock, 198,336 of which remained available for repurchase as of February 28, 2023. The Company had repurchased approximately 1,301,664 shares under the prior program.

About Farmers National Banc Corp.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with over $5.0 billion in banking assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 65 banking locations throughout Ohio and Pennsylvania; Farmers Trust Company, which operates five trust offices and offers services in the same geographic markets and Farmers National Insurance, LLC. Total wealth management assets under care at December 31, 2022 were $3.0 billion.

Cautionary Statements Regarding Forward-Looking Statements

We make statements in this news release and our related investor conference call, and we may from time to time make other statements, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in certain forward-looking statements include impacts from the length and extent of the economic impacts of the COVID-19 pandemic; significant changes in near-term local, regional, and U.S. economic conditions including those resulting from continued high rates of inflation, tightening monetary policy of the Board of Governors of the Federal Reserve, and possibility of a recession; Farmers’ failure to integrate Emclaire and Emlenton with Farmers in accordance with expectations; deviations from performance expectations related to Emclaire and Emlenton; and the other factors contained in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

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